May 26, 2000

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read and agree with the comments in Sub-Item 77K of Federated Municipal Securities Fund, Inc. N-SAR for the year ended March 31, 2000.

Yours truly,


Deloitte & Touche LLP